Exhibit 99.4


    THIS PROXY FOR CLASS B VOTING COMMON STOCK IS SOLICITED ON BEHALF OF THE
                              BOARD OF DIRECTORS

                               KAMAN CORPORATION



         The undersigned holder of Kaman Corporation Class B Voting Common Stock hereby appoints Paul R. Kuhn and Candace A. Clark as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote at the Special Meeting of shareholders to be held on [Month] [Date], 2005, beginning at [ ], local time, at the [street address], [city/state], and at any adjournments or postponements thereof, as directed, on the matters set forth in the accompanying Proxy Statement/Prospectus and all other matters that may properly come before the Special Meeting, including, if submitted to the vote of the Kaman Corporation shareholders, on a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies.

          Signing and dating this proxy card will have the effect of revoking any proxy card that you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card. You may also revoke your proxy by: (1) by sending to the Corporate Secretary of Kaman Corporation an executed notice of revocation, (2) sending to the Corporate Secretary of Kaman Corporation a new, valid proxy bearing a later date or (3) attending the Special Meeting and voting in person, which will automatically cancel any proxies previously given, or by revoking this proxy in person. Attendance at the Special Meeting will not by itself revoke this proxy. To be effective, any written notice of revocation or subsequent proxy must be received by the Corporate Secretary of Kaman Corporation prior to the beginning of the Special Meeting. The written notice of revocation or subsequent proxy should be hand-delivered to the Corporate Secretary at the Special Meeting or sent to 1332 Blue Hills Avenue, Bloomfield, CT 06002.

         This proxy card, when properly executed, will be voted in the manner directed herein. If the proxy is signed and returned but no direction is given, then the proxy will be voted "FOR" approval of each of Proposal 1 and 2 and in the discretion of the proxies on any other matters as may properly come before the Special Meeting, except to the extent such discretionary authority is withheld below.

                The Kaman Corporation Board of Directors recommends a vote "FOR" Proposals 1 and 2.




                                                               SEE REVERSE SIDE


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                    ^ TO VOTE BY MAIL, PLEASE DETACH HERE ^



                               PLEASE VOTE TODAY!
                 SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

[X]Please mark your
vote as in this
example

This Proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given, it will be voted in accordance with the Board of Directors' recommendations.

The Board of Directors recommends a vote "FOR" PROPOSALS 1 AND 2.

             PROPOSAL 1                                PROPOSAL 2
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Proposal to approve and adopt an           Proposal to approve an amendment and
amendment to Kaman Corporation's           restatement of Kaman Corporation's
certificate of incorporation whereby       certificate of incorporation which
each share of Kaman Corporation Class      will implement the following: (a)
A Nonvoting Common Stock will be           Kaman Corporation's board of
redesignated as one share of "Common       directors will be divided into three
Stock", entitled to one vote per           classes serving staggered terms; (b)
share; and to approve and adopt an         there will be a minimum of three and
amendment to Kaman Corporation's           a maximum of 15 directors, with the
certificate of incorporation whereby       actual number of directors
each share of Kaman Corporation Class      established by the board of directors
B Voting Common Stock will be              in accordance with Kaman
reclassified into 3.58 shares of           Corporation's bylaws; (c) the ability
Common Stock, entitled to one vote         of shareholders to remove directors
per share, or, at the election of the      will be limited to removal for cause
holder of Class B Voting Common            and upon the affirmative vote of a
Stock, 1.84 shares of Common Stock         majority of the shares entitled to
and an amount in cash equal to             vote thereon; (d) a supermajority
$27.10.                                    vote of the voting stock will be
                                           required to amend, repeal or modify
                                           certain provisions of Kaman
                                           corporation's certificate of
                                           incorporation and bylaws; and (e)
                                           certain other changes of an updating
                                           nature.
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                                        |
  FOR |_|  AGAINST |_|  ABSTAIN |_|     |   FOR |_|  AGAINST |_|  ABSTAIN |_|
                                        |
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SIGNATURE _____________________________     DATE ______________________  , 2005

SIGNATURE______________________________

 TITLE(S)______________________________


NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                    ^ TO VOTE BY MAIL, PLEASE DETACH HERE ^

                            YOUR VOTE IS IMPORTANT.
    Please take a moment now to vote your shares of Kaman Corporation Class B
             Voting Common Stock for the upcoming Special Meeting.

                    YOU CAN VOTE TODAY IN ONE OF THREE WAYS:
1.
     Vote by Telephone--Please call toll-free at 1-866-564-2328 on a touch-tone telephone and follow the simple recorded instructions. Then, if you wish to vote as recommended by the Board of Directors, simply press [1.] If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, please call 1-610-889-0503.)

                                       OR
2.
     Vote by Internet--Please access https://www.proxyvotenow.com/kamnb and follow the simple instructions on the screen. Please note you must type an "s" after "http".

      You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.
                                       OR
3.
     Vote by Mail--If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Kaman Corporation, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.